UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): Friday, 15 April 2011

SUNGAME CORPORATION
 (Exact of registrant as specified in its charter)

DELAWARE	333-158946	20-8017623
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification №.

501 Silverside Road, Suite 105, Wilmington, DE	19809
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 666-0051
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition

Sungame Corp. is proud to announce that it has completed the acquisition of Freevi Corp., a Nevada corporation, as of the close of business on Friday, 15 April 2011.

This acquisition came after the merger was voted on and duly field on 10 January 2011, in our prior filings, which is incorporated by reference herein.

Sungame acquired Freevi by issuing a majority block of Sungame common shares, consisting of 177,000,000 shares, which will be distributed according to the plan of merger, attached hereto as Schedule A.  Sungame feels this is a fair valuation as Freevi has been funding operations for Sungame for Q1 2011, in anticipation of the merger.

The assets acquired by Sungame consist of the entire business of Freevi, which will be more clearly defined upon the filing of the financial statements, separate and consolidated, within the delayed filing time permitted under Reg. S-X §210.3-01,02,03,12, as applicable (general guidelines on financial statements), and §210.10-10 (general guidelines on interim financial statements) and will correspond with the quarterly filing for Q1 2011 of Sungame.  In essence, the consolidated Sungame will file all necessary financial statements in the Q1 2011 for separate and consolidated, as opposed to the unnecessary duplication of work to file the separate and consolidated statements twice; which is the ostensible point of the rule.  The most recent filing, the audited 10K of Sungame, dated 23 March 2011, is hereby incorporated herein by reference for reference to the most recent financial statements.

The Business Plan by Freevi was filed with the SEC on the 10th of January, 2011.

Item 3.02 Unregistered Sales of Equity Securities

Sungame has issued 177,000,000 shares of its common voting stock as consideration for the business combination between Sungame and Freevi.  The majority of these shares are being held in Trust as surety against the validity of an intellectual property license given by CHMI, Inc. to Freevi, as that intellectual property is a material inducement to the merger and accounts for a material portion of the valuation of Freevi.

Sungame is claiming an exemption on the securities issued under Securities Act Rule 144 d) 3) ii), Conversion and Exchanges, so that the newly issued securities are issued in an exchange and will have tacking as of the acquisition date of the exchanged securities, and thus will be free trading upon issuance; albeit under a lock up and leak out agreement pursuant to the terms and conditions of the Trust.

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Item 5.01 Changes in Control of Registrant.

As Sungame is issuing 177,000,000 shares of its common voting stock as consideration for the business combination with Freevi, the block of 177,000,000 constitutes a new control block of Sungame. The shares will be issued in two blocks, the first is a block of 12,000,000 which will be directly distributed to the holders of founding shares to Freevi, and the control block will consist of 165,000,000 shares.  The 165,000,000 share control block will be held by the aforementioned Trust, pursuant to the terms and conditions of the Trust. One of the salient terms and conditions of the Trust is beneficial ownership will vest in the constituent holders of Freevi, but Neil Chandran, as incoming CEO of Sungame and CEO of the newly dissolved Freevi which combined with Sungame, will maintain voting control over the Trust during the interim period before the Trust shares are ultimately distributed and the Trust dissolved.

As such, the resulting Trust will be a control entity, although the beneficiaries themselves will be deemed a control person or entity based upon their pro rata interest once they have dispositive control of their respective securities (upon distribution), and Neil Chandran will be a control person by virtue of his voting discretion on the Trust and an affiliate by virtue of his new office as CEO of Sungame.

Item 8.01 Other Material Events

The Deed of Trust will be provided to any person or entity who is a beneficiary of the Trust upon written request of the beneficiary to Sungame.

Item 9.01 Financial Statements and Exhibits

Sungame has timely filed its most recent audited financial statements, dated 23 March 2011, which are incorporated herein by reference. The deadline for filing Q1 2011 has not yet occurred, and thus Sungame has elected to invoke the 75 day extension to file financial information after consummation of the acquisition, pursuant to Reg. S-X §210.8-04 c) 5).  In essence, Sungame has decided that it is a more efficient use of its capital and resources to file its financial statements once, as opposed to twice in quick succession, which is allowed under SEC rules in place for just such an occasion. However, Sungame will still intends to file its timely reports for Q1 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNGAME CORPORATION

Date: April 15, 2011	By:	/s/ Guy M. Robert
Name: Guy M. Robert
Title: Principal Executive Officer, President and Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, Director